UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Amendment to Facility Agreement and Convertible Notes

On June 1, 2017 (the “Amendment Date”), Neos Therapeutics, Inc. (the “Company”) and Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (together, the “Lenders”) entered into a First Amendment (the “Amendment”) to the Company’s existing Facility Agreement (the “Agreement”) with the Lenders.

Pursuant to the terms of the Facility Agreement, under which the Company borrowed a principal amount of $60 million in May 2016, the Company elected to pay in kind its first four quarterly interest payments, in the amount of $6,586,461.72 (the “Accrued Interest”), and the Accrued Interest was added to the outstanding principal amount under the Facility Agreement, with the obligation to repay the Accrued Interest (as well as interest accrued thereon) on June 1, 2017. Pursuant to the Amendment, the date to repay the Accrued Interest under the Facility Agreement was extended to June 1, 2018 (the “Maturity Date”), which may be extended to June 1, 2019 at the election of the Company if certain conditions have been met as further specified in the Amendment, and the right to payment of the Accrued Interest was memorialized in the form of Senior Secured Convertible Notes (the “Convertible Notes”) issued to the Lenders on the Amendment Date. The Convertible Notes will accrue interest at a rate of 12.95% per annum until the Maturity Date or their earlier repayment or conversion, and such interest will be payable in cash.

The aggregate principal amount of the Convertible Notes issued under the Amendment is equal to the Accrued Interest and may be converted into shares of the Company’s common stock, $0.001 par value per share (the “Conversion Shares”), at the noteholder’s option at any time up to the close of business on the date that is five days prior to the Maturity Date. The per share conversion price will be the greater of (A) 95% of the average of the volume weighted average prices per share of the Company’s common stock on the NASDAQ Global Market for the three trading day period immediately preceding such conversion, and (B) $7.00.

The principal amount of the Convertible Notes issued under the Amendment and all accrued and unpaid interest thereon shall become due and payable upon written notice from the Lenders, and if either (a) the Company does not meet certain quarterly sales milestones specified in the Amendment or (b) the Company has not received and publicly announced FDA approval of the new drug applications listed on the schedules to the Amendment on or before the applicable Prescription Drug User Fee Act goal date set forth on the schedules to Amendment.

In addition, the Amendment increased the prepayment premium to be paid by the Company to the Lender upon the occurrence of a change of control or the sale of substantially all of the assets of the Company and its subsidiaries by 3% through the period ending prior to May 11, 2020, such that the Company shall prepay the outstanding principal and interest under the Facility Agreement, including the Accrued Interest and any interest thereon, and the Company shall pay, in addition to such prepayment, a prepayment premium equal to (i) 12.25% of the amount of principal prepaid plus all interest which, absent such prepayment, would have accrued on the principal through May 11, 2018, if such prepayment occurs prior to May 11, 2018, (ii) 9.0% of the amount of principal prepaid if such prepayment occurs on or after May 11, 2018, but prior to May 11, 2019, (iii) 5.75% of the amount of the principal prepaid if such prepayment occurs on or after May 11, 2019 but prior to May 11, 2020; and (iv) 2.0% of the amount of the principal prepaid if such prepayment occurs on or after May 11, 2020.

Additionally, the Amendment increased the prepayment premium to be paid by the Company the Lenders with respect to any other prepayment made or required to be made of any or all of the outstanding principal and interest under the Facility Agreement (other than in connection with a change of control or sale of all or substantially all of the assets of the Company and its subsidiaries) by 3% through the period ending prior to May 11, 2020, such that the Company shall pay, in addition to such prepayment, a prepayment premium equal to (i) 12.75% of the amount of prepaid, plus all interest which, absent such prepayment, would have accrued on the principal prepaid through May 11, 2019, if such prepayment occurs prior to May 11, 2019, (ii) 12.75% of the amount of principal prepaid if such prepayment occurs on or after May 11, 2019, but prior to May 11, 2020, (iii) 6.5% of the amount of the principal prepaid if such prepayment occurs on or after May 11, 2020 but prior to May 11, 2021; and (iv) 3.25% the amount of the principal prepaid if such prepayment occurs on or after May 11, 2021.

Registration Rights Agreement

In connection with the Amendment and the issuance of the Convertible Notes pursuant thereto, the Company entered into a Registration Rights Agreement with the Lenders (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for sale the Conversion Shares within a specified time period following the issuance of the Convertible Notes.

The Lenders beneficially own less than 10% of the capital stock of the Company as of December 31, 2016, based on a Schedule 13G filed with the SEC on February 8, 2017.

The foregoing description of the material terms of the Notes, the Amendment and the Registration Rights Agreement do not purport to be complete and is subject to, and is qualified in its entirety by, reference to the form of Note, the Amendment and the Registration Rights Agreement, copies of which are attached to this report as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the Convertible Notes and expect to rely on such exemption or Section 3(a)(9) under the Securities Act for any issuance of Conversion Shares. In connection with the Lender’s execution of the Amendment, the Lender represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased or to be purchased by the Lender were or will be acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution by the Lender of any portion of the Convertible Notes or Conversion Shares, except pursuant to sales registered or exempted under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

4.1	Form of Senior Secured Convertible Promissory Note.

10.1

First Amendment to Facility Agreement, dated as of June 1, 2017, by and among Neos Therapeutics, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situation Fund, L.P. (including schedules and exhibits thereto).

10.2	Registration Rights Agreement, dated June 1, 2017, by and among Neos Therapeutics, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situation Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date:	June 5, 2017
By:	/s/ Vipin Garg
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Number	Description

4.1	Form of Senior Secured Convertible Promissory Note.

10.1	First Amendment to Facility Agreement, dated as of June 1, 2017, by and among Neos Therapeutics, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situation Fund, L.P.

10.2	Registration Rights Agreement, dated June 1, 2017, by and among Neos Therapeutics, Inc., Deerfield Private Design Fund III, L.P. and Deerfield Special Situation Fund, L.P.